AMENDMENT No.1 TO
EMPLOYMENT SERVICES AGREEMENT

This AMENDMENT No.1 (this “Amendment”), dated as of December 14, 2010, amends the EMPLOYMENT SERVICES AGREEMENT, dated as of August 11, 2010 (the “Agreement”), by and between Li3 Energy, Inc., a Nevada corporation (the “Company”), and MIZ Comercializadora, S. de R.L., a registered company in Honduras (“Contractor”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

INTRODUCTION

WHEREAS, the Company is obligated to pay the Base Fee to Contractor in cash, pursuant to the Agreement, but the Company is seeking to conserve its cash for other business purposes; and

WHEREAS, the Company desires to issue to Contractor, and Contractor is willing to accept, an aggregate of 500,000 shares of Common Stock in lieu of (a) all of the Base Fee earned in 2010 and (b) one-half of the Base Fee applicable to the first calendar quarter of 2011; and

WHEREAS, pursuant to the Agreement, the Company has already granted and Contractor accepted an award of 2,500,000 shares (the “Prior Shares”) of Restricted Stock under the Company’s 2009 Stock Incentive Plan, as amended) with restrictions that lapse in increments as more particularly set forth in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto  hereby agree as follows:

a)           Issuance of Common Stock.  In consideration of the waiver and reduction of Base Fee provided in Section (b) hereof, the Company shall issue 500,000 shares of Common Stock to Contractor (the “Settlement Shares”).  The Company acknowledges that it is not party to any contractual restrictions on transferability regarding the Settlement Shares.  Contractor acknowledges that (i) the Settlement Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, (b) Contractor may be deemed an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company and (c) accordingly, Contractor’s resale of the Settlement Shares will be limited by applicable securities laws.

b)           Forgiveness of Base Fee.  Contractor hereby waives any Base Fee earned by Contractor during calendar year 2010, which the parties acknowledge will amount to approximately $78,356 through December 31, 2010.  Furthermore, the annual rate of Base Fee payable with respect only to the first calendar quarter of 2011 shall be reduced from $200,000 to $100,000, which the parties acknowledge will result in an aggregate reduction in Base Fee for such period of approximately $24,658.  Thereafter, the Base Fee will be revert to $200,000 per annum, as provided in the Agreement.

c)           Investment Representations.  Contractor represents and warrants to the Company as follows:

(i)           Contractor is an “accredited investor” within the meaning of Regulation D of the Securities Act and Contractor has such knowledge and experience in financial, tax, and business matters so as to utilize information made available to it in order to evaluate the merits and risks of an investment decision with respect thereto.

(ii)           Contractor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities or any part thereof, and Contractor has no present plans to enter into any such contract, undertaking, agreement or arrangement.

(iii)           Contractor will not attempt to dispose of any Settlement Shares or any interest therein, unless and until the Company shall have determined to its satisfaction that the proposed disposition does not violate the registration requirements of the Securities Act; Contractor understands that the Company may require an opinion of counsel, satisfactory in form and substance to the foregoing effect before permitting a transfer.

(iv)           Contractor realizes that because of the inherently speculative nature of business activities and investments of the kind contemplated by the Company, the Company’s financial position and results of operations will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Securities.

(v)           Contractor acknowledges and understands that the certificate(s) representing the Securities to be issued to Contractor may bear the following, or similar, legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(vi)           Contractor acknowledges and agrees that the Company was, at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act.  Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Securities set forth above cannot be removed except in connection with an actual sale meeting the foregoing requirements.  (The Company ceased to be a shell company on February 23, 2010, and filed current Form 10 information with the SEC on May 14, 2010.)

(vii)           Contractor represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Contractor is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Buyer”). Contractor agrees to provide the Company, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. Contractor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about Contractor as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders.  Contractor acknowledges that if, following its investment in the Company, the Company reasonably believes that Contractor is a Prohibited Buyer or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, and take any other actions required by Law.

d)           Miscellaneous.  Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.  This Amendment shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Amendment. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  No amendment, modification, waiver, termination or discharge of any provision of this Amendment shall in any event be effective unless the same shall be in writing and signed by the parties hereto.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers.

Li3 Energy, Inc.

	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: CEO

MIZ Comercializadora, S. de R.L.

	By:	/s/ Maria Zablah
Name:
Title: Chairman

Acknowledged and agreed by:

Witness:	EXECUTIVE:

/s/ Brenda Silva Romano	/s/ R. Thomas Currin, Jr.
Name: Brenda Silva Romano	Robert Thomas Currin, Jr.